UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 10, 2014

BLOX INC.
(Exact name of registrant as specified in its charter)

000-53565
 (Commission File Number)

Nevada	20-8530914
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Suite 600 – 666 Burrard Street, Vancouver, BC V6C 3P6
(Address of principal executive offices) (Zip Code)

 (604) 688-3899
(Registrant’s telephone number including area code)

Suite 206 - 595 Howe Street, Vancouver, British Columbia, V6C 2T5
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

The Company’s biogas asset in Hungary is currently undergoing care and maintenance and the Company has elected to cancel its power contract during this idle time. The contract was between MAVIR Zrt. and Kenderes Biogáz Termelő Kft., the Company’s subsidiary, for the sale of up to 5,842 megawatt-hours per year from July 2007 to December 2020. The power could be sold at three different rates each day: 37.72 Hungarian Forints per kilowatt-hour (HUF/kWh) at peak hours; 33.76 HUF/kWh at mid hours, and 13.75 HUF/kWh at night hours. The request was submitted on April 26, 2014 and approved on May 23, 2014 for termination on June 1, 2014. There were no penalties for the termination. Once the care and maintenance process has concluded, Blox will utilize the opportunity and seek competitive rates before renewing the contract.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 10, 2014, we appointed Mr. Robert Ironside as a director of our company.  Mr. Ironside has acted as a director of Blox Energy Inc., our wholly owned subsidiary, since February 27, 2014 and served as a director of International Eco Endeavors Corp. from April 28, 2011 until its amalgamation on February 27, 2014. Mr. Ironside is a finance professor and independent consultant to a variety of corporations in the energy and mining industries. He currently works at Kwantlen University and previously taught finance at the University of Lethbridge, the University of Saskatchewan, and the University of Calgary. During his teaching career, Mr. Ironside has been awarded six teaching awards at both the graduate and undergraduate levels. In addition to his academic activities, Mr. Ironside has been the CEO of Golden Birch Energy Ltd., and was a founder and director of Primeline Capital Corp. For over 20 years, Mr. Ironside has been an independent consultant working in approximately twenty countries, some of which include Barbados, Belgium, China, Equatorial Guinea, India, Indonesia, Jamaica, Latvia, Lithuania, Romania, Saudi Arabia, South Africa, Switzerland and the United States. He has written and published two books, The One Financial Habit that Could Change Your Life (2010), co-authored with Edwin Au Yeung and Financial Recovery in a Fragile World (2011), co-authored with Al Emid and Evelyn Jacks.

Family Relationships

There are no family relationships among our directors or officers.

Certain Related Transactions and Relationships

Other than the grant of 500,000 options on February 27, 2014, since the beginning of our fiscal year ended December 31, 2013, we have not been a party to any transaction, proposed transaction, or series of transactions in which Mr. Ironside or any member of the immediate family of Mr. Ironside has had or will have a direct or indirect material interest.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
99.1	News Release for June 11, 2014 - Blox Announces New Director and Provides Corporate Update

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blox, Inc.
Date	June 11, 2014	(Registrant)

/s/ Robert Abenante
Robert Abenante President, Chief Executive Officer